Exhibit 11.	Metro Bancorp, Inc.
Computation of Net Income Per Share

For the Quarter Ended September 30, 2011
	Loss	Shares	Per Share Amount
Basic Loss Per Share:
Net loss	$(5,718,000)
Preferred stock dividends	(20,000)
Loss available to common stockholders	(5,738,000)	13,959,237	$(0.41)
Effect of Dilutive Securities:
Stock options		—
Diluted Loss Per Share:
Loss available to common stockholders plus assumed conversions	$(5,738,000)	13,959,237	$(0.41)
For the Quarter Ended September 30, 2010
	Loss	Shares	Per Share Amount
Basic Loss Per Share:
Net loss	$(6,160,000)
Preferred stock dividends	(20,000)
Loss available to common stockholders	(6,180,000)	13,581,369	$(0.46)
Effect of Dilutive Securities:
Stock options		—
Diluted Loss Per Share:
Loss available to common stockholders plus assumed conversions	$(6,180,000)	13,581,369	$(0.46)
For the Nine Months Ended September 30, 2011
	Loss	Shares	Per Share Amount
Basic Loss Per Share:
Net loss	$(2,194,000)
Preferred stock dividends	(60,000)
Loss available to common stockholders	(2,254,000)	13,866,695	$(0.16)
Effect of Dilutive Securities:
Stock options		—
Diluted Loss Per Share:
Loss available to common stockholders plus assumed conversions	$(2,254,000)	13,866,695	$(0.16)
For the Nine Months Ended September 30, 2010
	Loss	Shares	Per Share Amount
Basic Loss Per Share:
Net loss	$(5,794,000)
Preferred stock dividends	(60,000)
Loss available to common stockholders	(5,854,000)	13,520,175	$(0.43)
Effect of Dilutive Securities:
Stock options		—
Diluted Loss Per Share:
Loss available to common stockholders plus assumed conversions	$(5,854,000)	13,520,175	$(0.43)